UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2006 (December 22, 2006)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 22, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Key Energy Services, Inc. (the “Company”) approved the Company’s 2006 Phantom Share Plan (the “Plan”) and the Company’s 2006 Phantom Share Plan Award Agreement (the “Award Agreement”).  A summary of the principal provisions of the Plan is set forth below.  The summary is qualified by reference to the full text of the Plan, which is attached hereto.

The Plan’s purpose is to enable the Company to obtain and retain the services of the types of employees who will contribute to the long range success of the Company and its affiliates and to provide incentives that are linked directly to increases in share value that will inure to the benefit of all stockholders of the Company.

The Company’s Compensation Committee will administer the Plan and grant the Phantom Shares through Award Agreements.  The Company has a maximum number of 495,500 Phantom Shares reserved under this Plan.  The Phantom Shares granted under the Plan and any Award Agreements and the maximum number of Phantom Shares will be equitably adjusted or substituted to the extent necessary to keep their economic intent upon certain events.

Generally, each award of Phantom Shares will vest 25% a year on each anniversary of the date of grant.  Unless otherwise set forth in an Award Agreement, if the Company terminates an employee without cause, or the employee reaches the age of 65 and completes ten years of continuous service or the employee’s continuous service ends because of death or disability, then all nonvested Phantom Shares will vest immediately.  All outstanding unvested Phantom Shares will vest upon a change of control.  The Company will deliver to the employee a payment in cash equal to the value of the vested Phantom Shares within twenty business days of the outstanding Phantom Shares’ vesting date.

Phantom Shares awarded to any employee are subject to forfeiture until the Phantom Shares have vested.  If an employee terminates his or her continuous service for any reason or the Company terminates an employee’s continued service due to cause, all unvested Phantom Shares are immediately forfeited without any payment to the employee.

The principal executive officer, principal financial officer, the named executive officers and other executives are eligible to participate in the Plan.  On December 22, 2006, the Compensation Committee granted the following awards under the Plan to: (i) Phil Coyne, Senior Vice President — Eastern Region, 40,000 Phantom Shares, (ii) Jim D. Flynt, Senior Vice President — Western Region, 40,000 Phantom Shares, and (iii) D. Bryan Norwood, Vice President and Treasurer, 10,000 Phantom Shares.

The Board at any time may amend or terminate the Plan.  The Plan will terminate on December 21, 2016, the day before the tenth anniversary of the Plan’s effective date.

A copy of the Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.  A copy of the Award Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit
Number	Description

10.1	The 2006 Phantom Share Plan of Key Energy Services, Inc.

10.2	Form of Award Agreement under the 2006 Phantom Share Plan of Key Energy Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: December 28, 2006	By:	/s/ Newton W. Wilson, III
Newton W. Wilson, III
Senior Vice President and General Counsel

Exhibit Index

Exhibit
Number	Description

10.1	The 2006 Phantom Share Plan of Key Energy Services, Inc.

10.2	Form of Award Agreement under the 2006 Phantom Share Plan of Key Energy Services, Inc.